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                                                                        SUNAMERICA INC.
                                                               PRO FORMA CONDENSED BALANCE SHEET
                                                                      SEPTEMBER 30, 1995
                                                                        (IN THOUSANDS)

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                                     Historical cost financial
                                      information as reported              Pro forma adjustments
                                     --------------------------         -----------------------------
                                                                       Elimination of      Purchase
                                     SunAmerica       Ford Life      Ford Life's credit   accounting         Pro forma
                                     At 9/30/94      At 9/30/94         life business     adjustments        combined
                                     ----------      ----------         -------------     -----------       ----------
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Assets

Investments                         $10,808,959     $ 3,093,660        $     (65,127)      $ (172,500) (1) $13,664,992
Variable annuity assets               5,263,006               -                    -                -        5,263,006
Deferred acquisition costs              526,415         156,677               (3,946)         (35,408) (2)     643,738
Other assets                            245,787         193,431             (148,496)               -          290,722
                                    -----------     -----------        -------------       ----------      -----------
Total assets                        $16,844,167     $ 3,443,768        $    (217,569)      $ (207,908)     $19,862,458
                                    ===========     ===========        =============       ==========      ===========

Liabilities and shareholders' equity

Reserves for fixed annuity
  contracts                         $ 4,862,250     $ 2,998,216        $     (22,231)      $        -      $ 7,838,235
Reserves for guaranteed
  investment contracts                3,607,192               -                    -                -        3,607,192
Trust deposits                          426,595               -                    -                -          426,595
Unearned premiums                             -         156,196             (156,196)               -                -
Other liabilities                       747,733          85,185              (49,968)          40,650  (3)     823,600
Variable annuity liabilities          5,263,006               -                    -                -        5,263,006
Senior indebtedness                     524,835               -                    -                -          524,835
Deferred income taxes                   146,847         (16,907)              (4,261)         (12,393) (4)     113,286
Preferred securities of
  grantor trust                          52,631               -                    -                -           52,631
Shareholders' equity                  1,213,078         221,078               15,087         (236,165) (5)   1,213,078
                                   ------------    ------------       --------------       ----------      -----------
Total liabilities and
  shareholders' equity             $ 16,844,167    $  3,443,768       $     (217,569)      $ (207,908)     $19,862,458
                                   ============    ============       ==============       ==========      ===========
Footnotes to the Pro Forma Condensed Balance Sheet appear on the following page.
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                                                                        SUNAMERICA INC.
                                                               PRO FORMA CONDENSED BALANCE SHEET
                                                                      SEPTEMBER 30, 1995
                                                                        (IN THOUSANDS)
                                                                          (CONTINUED)

Note (1) - To record the contractual purchase price.
Note (2) - To adjust deferred acquisition costs to $117,323, computed as follows:

           Ford Life's equity at September 30, 1995 after cession of credit life business       $     236,165
           Write off Ford Life's deferred acquisition costs, net of related deferred taxes            (99,275)
           Record acquisition taxes and other costs                                                   (40,650)
           Record deferred taxes on excess purchase price                                             (41,063)
                                                                                                -------------
           Purchase accounting adjusted equity                                                         55,177
           Purchase price                                                                             172,500
                                                                                                -------------
           Deferred acquisition costs arising from this transaction                             $     117,323
                                                                                                =============
Note (3) - To record $37,650 of Federal taxes payable resulting from the election to use Section 338 (h)(10)
           of the Internal Revenue Code and $3,000 of other acquisition costs.
Note (4) - To adjust deferred taxes for the tax effect, at 35%, of the adjustment made to deferred acquisition costs.
Note (5) - To eliminate Ford Life's adjusted equity.


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